CEO VERSION

EXHIBIT 10.2

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (“Agreement”) is made as of [GRANT DATE] (the “Grant Date”) by and between Orbitz Worldwide, Inc., a Delaware corporation (“Orbitz”), and the employee whose name is set forth on the signature page hereto (“Employee”).

RECITALS

Orbitz has adopted the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (as may be amended from time to time, the “Plan”), a copy of which is attached hereto as Exhibit A.

In connection with Employee’s employment by Orbitz or one of its subsidiaries (collectively, the “Company”), Orbitz intends concurrently herewith to grant the PSUs (as defined below) to Employee.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1

DEFINITIONS

1.1.    Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. In addition to the terms defined in the Plan, the terms below shall have the following respective meanings:

“Agreement” has the meaning specified in the Preamble.

“Applicable Ratio” has the meaning specified in Section 3.1.

“Board” means the board of directors of Orbitz (or, if applicable, any committee of the Board).

“Cause” shall have the meaning assigned such term in the employment agreement entered into between Orbitz and Employee, dated January 6, 2009 (the “Employment Agreement”).

“Code Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board.

“Company” has the meaning specified in the Recitals.

CEO VERSION

“Constructive Termination” shall have the meaning set forth in the Employment Agreement.

“Disability” shall have the meaning assigned such term in the Employment Agreement.

“Employee” has the meaning specified in the Preamble.

“General Release” has the meaning specified in 3.1.

“Grant Date” has the meaning specified in the Preamble.

“Normal Vesting Date” has the meaning specified in Section 3.1.

“Orbitz” has the meaning specified in the Preamble.

“Performance Goal” has the meaning specified in Section 3.1.

“Plan” has the meaning specified in the Recitals.

“PSUs” has the meaning specified in Section 2.

“Reacquisition” shall mean a reacquisition of the Company, directly or indirectly, by Travelport Limited.

“Resolutions” shall have the meaning specified in Section 2.

“Share” means one share of the common stock, par value $0.01 per share, of Orbitz.

“Target Number” has the meaning specified in Section 2.

SECTION 2

GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

Subject to the terms of this Agreement and the Resolutions, Orbitz hereby grants to Employee, as of the Grant Date, performance-based restricted stock units (the “PSUs”). The number of PSUs granted was determined by the Committee in its grant resolution (the “Resolutions”) and is equal to a target of [_____] PSUs (the “Target Number”) as it may be adjusted upwards or downwards pursuant to the Resolutions. Each PSU granted hereunder shall represent the right to receive from the Company, on the terms and conditions described herein and subject to the satisfaction of the performance goals established by the Committee and the certification of such goals by the Committee, in the sole discretion of the Board, either (i) one Share or (ii) cash equal to the fair market value (as determined by the Board in good faith) of one Share as of the date of vesting (and, as provided herein, distributions thereon), distributed at the

CEO VERSION

time described below. Employee shall have no further rights with respect to any PSU that is paid in Shares or cash, or that is forfeited or terminates pursuant to this Agreement or the Plan.
SECTION 3

TERMS OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

3.1.    Vesting Schedule.

(a)    The PSUs shall vest in full on the third anniversary of the date of the grant (the “Normal Vesting Date”), subject to the following:
(i)    The provisions of this Agreement and the Plan.
(ii)    The achievement of any performance goals as established by the Committee in the Resolutions (each, a “Performance Goal”). The Committee shall make a determination regarding the achievement of each Performance Goal and, if appropriate, certify such achievement in 2017 no later than March 15, [2017].
(iii)    Employee’s continued employment with the Company on the applicable vesting date.
Except as provided in this Section 3 below, no vesting shall occur and any unvested PSUs shall be automatically canceled without consideration and without the need for any further action by the Company upon termination of Employee’s employment with the Company for any reason.
Subject to Section 5.2, settlement of vested PSUs (after giving effect to the accelerated vesting provisions below in this Section 3) shall occur after the earlier of (i) the Normal Vesting Date (within 30 days thereafter), (ii) the Employee’s death (within 90 days thereafter), and (iii) the Employee’s separation from service following a Qualifying CIC Termination (within [90] days thereafter).
(b)    In the event Employee’s employment with the Company is terminated without Cause, or Employee resigns from the Company as a result of a Constructive Termination, and such termination or resignation is on or within twenty-four (24) months following a Change in Control or Employee’s employment is terminated by the Company without Cause or if Employee resigns as a result of a Constructive Termination and a Change in Control is consummated within ninety (90) days following such termination of employment or resignation and such termination of employment or resignation as a result of a Constructive Termination is in contemplation of a Change in Control (a “Qualifying CIC Termination”), then, subject to Employee’s execution and delivery of a separation and release agreement that is no longer subject to revocation under applicable law, substantially in the form attached hereto as Exhibit B (the “General Release”) and compliance with all terms and conditions contained herein, then (i) if the Change in Control occurs prior to the end of the performance period for achievement of the Performance Goals (the “Performance Period”), the Target Number of PSUs shall vest and (ii) if the Change in Control occurs after the end of the Performance Period, then the PSUs shall vest in accordance with the

CEO VERSION

achievement of the Performance Goals as certified by the Committee. Subject to Section 5.2, the PSUs vesting under this Section 3.1(b) shall be settled on the 90th calendar day following the Employee’s “separation from service” within the meaning of Code Section 409A.
(c)    In the event Employee’s employment is terminated by the Company without Cause or if Employee resigns as a result of a Constructive Termination, in either case, not as described in Section 3.1(b) above, subject to Employee’s execution and delivery of the General Release that is no longer subject to revocation under applicable law and compliance with all terms and conditions contained herein, a number of PSUs equal to 37.5% of the Target Number granted pursuant to this Agreement shall no longer be subject to any employment requirement hereunder and shall vest and be settled based on the level of achievement, if any, of the Performance Goals as certified by the Committee. In all cases, subject to Section 5.2, such vested PSUs shall be settled following the Committee’s certification of achievement of the Performance Goals, which settlement shall occur on the Normal Vesting Date.
(d)    In the event Employee’s employment is terminated (i) by the Company for Disability or (ii) as a result of Employee’s retirement on or after age 65, the PSUs will vest based on the level of achievement, if any, of the Performance Goals as certified by the Committee, prorated by multiplying the number of PSUs to which the Employee would have been entitled on the Normal Vesting Date had the Employee’s termination not been terminated as certified by the Committee, by a fraction the numerator of which is the whole months worked from the date of grant to the date of separation from service and the denominator of which is 36 (the “Applicable Ratio”). The PSUs shall settle following the Committee’s certification of the Performance Goals following the end of the performance period and shall no longer be subject to any employment requirement hereunder.
(e)    In the event of Employee’s death, the Target Number of PSUs granted pursuant to this agreement will vest, prorated by multiplying the Target Number of PSUs by the Applicable Ratio. Subject to Section 5.2, such vested PSUs shall be settled on the 90th calendar day following the Employee’s death.
(f)    In the event Employee resigns his employment pursuant to Section 9(e) of the Employment Agreement on or following the Reacquisition, then, subject to Employee’s execution and delivery of the General Release that is no longer subject to revocation under applicable law and compliance with all terms and conditions contained herein, the Target Number of PSUs granted pursuant to this agreement will vest, prorated by multiplying the Target Number of PSUs by the lesser of (i) one (1) and (ii) a fraction, the numerator of which is twelve (12) plus the number of whole months worked from the date of grant to the date of resignation and the denominator of which is 36. Subject to Section 5.2, the PSUs vesting under this Section 3.1(f) shall be settled on the 90th calendar day following the Employee’s “separation from service” within the meaning of Code Section 409A.
(g)    In the event the Employee is terminated by the Company without Cause, or if Employee resigns as a result of a Constructive Termination (other than the diminution of duties or responsibilities directly resulting from the Reacquisition and the Company becoming a non-publicly traded subsidiary of Travelport Limited), and such termination or resignation is on or within twelve (12) months following the Reacquisition or Employee’s employment is terminated

CEO VERSION

by the Company without Cause or if Employee resigns as a result of a Constructive Termination and the Reacquisition occurs within ninety (90) days following such termination of employment or resignation and such termination of employment or resignation is in contemplation of the Reacquisition, then, subject to Employee’s execution and delivery of the General Release that is no longer subject to revocation under applicable law and compliance with all terms and conditions contained herein, then (i) if the Reacquisition occurs prior to the end of the Performance Period, the Target Number of PSUs shall vest and (ii) if the Reacquisition occurs after the end of the Performance Period, then the PSUs shall vest in accordance with the achievement of the Performance Goals as certified by the Committee. Subject to Section 5.2, the PSUs vesting under this Section 3.1(g) shall be settled on the 90th calendar day following the Employee’s “separation from service” within the meaning of Code Section 409A.
(h)    Subject to the resolutions adopted by the Committee in setting any Performance Goal, the Board may determine at any time before the PSUs terminate that the PSUs or any portion thereof shall vest at any time. In the event of such accelerated vesting, such vested PSUs shall be settled on the Normal Vesting Date (as if vesting had not been accelerated).
3.2.    Dividends. Employee shall be entitled to be credited with dividend equivalents with respect to the PSUs, calculated as follows: on each date that a cash dividend is paid by Orbitz while the PSUs are outstanding, Employee shall be credited with an additional number of PSUs equal to the number of whole Shares (valued at fair market value (as determined by the Board in good faith) on such date) that could be purchased on such date with the aggregate dollar amount of the cash dividend that would have been paid on the PSUs had the PSUs been issued as Shares. The additional PSUs credited under this Section shall be subject to the same terms and conditions applicable to the PSUs originally awarded hereunder, including, without limitation, for purposes of vesting, settlement and forfeiture and crediting of additional dividend equivalents.
3.3.    Limited Transferability. The PSUs shall be neither transferable nor assignable by Employee.

3.4.    Forfeiture. Notwithstanding anything herein to the contrary, in the event (X) Employee is terminated for Cause pursuant to Section 9(a) of the Employment Agreement and such termination for Cause is based on Employee’s willful misconduct involving a financial matter of the Company, including, without limitation, Employee purposefully or knowingly making a false certification to the Company pertaining to its financial statements, (Y) of Employee’s material breach of the restrictive covenants set forth in Sections 10 or 11 of the Employment Agreement or (Z) of Employee’s material violation of the Company’s Code of Conduct or Code of Ethics, the Board may determine in good faith that:

(i)    the PSUs, to the extent not then vested, shall be automatically canceled by Orbitz without consideration and without the need for further action by the Company, upon adoption of the Board of a finding as outlined above,

(i)    Employee shall repay to Orbitz any cash received pursuant to the vesting of any PSU within two (2) years prior to (x) such termination of employment for Cause or (y)  such breach, as applicable,

CEO VERSION

(ii)    any Shares acquired pursuant to the vesting of any PSU within two (2) years prior to the date of Board determination of (X), (Y), or (Z) above and then held by Employee shall be forfeited and returned to Orbitz without consideration, and

(iii)    in the event Employee has sold or otherwise disposed of Shares acquired pursuant to the vesting of any PSU within two (2) years prior to the date of Board determination of (X), (Y), or (Z) above, Employee shall pay to Orbitz any proceeds received from such sale or other disposition, less the taxes paid with regard to such sale.

Notwithstanding the foregoing, in the event Employee is terminated for Cause pursuant to Section 9(a) of the Employment Agreement and such termination for Cause is based on conduct other than Employee’s willful misconduct involving a financial matter of the Company, the Board may determine in good faith that the provisions of Section 3.5(i) through (iv) shall apply to the extent necessary for the Company to recover any damages it incurs as a result of such conduct.
SECTION 4

CERTAIN COVENANTS

Employee hereby agrees and covenants to perform all of his obligations set forth in Sections 10 and 11 of the Employment Agreement (which are incorporated by reference hereby) and acknowledges that Employee’s obligations set forth in Sections 10 and 11 of the Employment Agreement constitute a material inducement for the Company’s grant of the PSUs to Employee. The provisions of this Section 4 shall survive the termination of Employee’s employment with the Company for any reason.

SECTION 5

MISCELLANEOUS

5.1.    Tax Issues and Withholding. Employee acknowledges that he or she is relying solely on his or her own tax advisors and not on any statements or representations of the Company or any of its agents. Employee understands that he or she (and not Orbitz) shall be responsible for all tax liability that shall arise as a result of the settlement of PSUs contemplated by this Agreement. Orbitz’s obligations under this Agreement shall be subject to all applicable tax and other withholding requirements, and Orbitz shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to Employee (including by withholding shares).

5.2.    Compliance with IRC Section 409A.

(a)    The intent of the parties is that payments under this Agreement comply with or be exempt from Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.

CEO VERSION

(b)    If Employee notifies the Company (with specificity as to the reason therefor) that Employee believes that any provision of this Agreement would cause Employee to incur any additional tax or interest under Code Section 409A and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the Company shall, after consulting with Employee, reform such provision to try to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Code Section 409A. To the extent that any provision hereof is modified in order to comply with or be exempt from Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Employee and the Company of the applicable provision without violating the provisions of Code Section 409A.

(c)    Notwithstanding anything herein to the contrary, if at the time of Employee’s separation from service (within the meaning of Code Section 409A) Employee is a “specified employee” as defined in Code Section 409A and the deferral of the commencement of any payments otherwise payable hereunder as a result of such separation is necessary under Code Section 409A(a)(2)(B)(i) in order to prevent any accelerated or additional tax under Code Section 409A, then the Company will defer the commencement of the payment of any such payments hereunder (without any reduction in such payments ultimately paid or provided to Employee) until the date that is six (6) months following Employee’s separation from service (or the earliest date as is permitted under Code Section 409A) (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 5.2 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) shall be paid or reimbursed to Employee in a lump sum on the first business day after the end of the Delay Period, and any remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(d)    A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

5.3.    Employment of Employee. Nothing in this Agreement confers upon Employee the right to continue in the employ of the Company, entitles Employee to any right or benefit not set forth in this Agreement or interferes with or limits in any way the right of the Company to terminate Employee’s employment.

5.4.    Stockholder Rights. Employee shall not have any stockholder rights (including the right to distributions or dividends) with respect to the Shares subject to the PSUs until Employee has become a holder of record of the Shares issued upon vesting; provided that Employee may be entitled to the benefits set forth in Section 3.2 of this Agreement.

5.5.    Equitable Adjustments. The PSUs shall be subject to adjustment as provided in Section 5 of the Plan.

CEO VERSION

5.6.    Calculation of Benefits. Neither the PSUs nor any Shares issued pursuant to the vesting of the PSUs shall be deemed compensation or taken into account for purposes of determining benefits or contributions under any retirement or other qualified or nonqualified plans of the Company or any employment/severance or change in control agreement to which Employee is a party and shall not affect any benefits, or contributions to benefits, under any other benefit plan of any kind or any applicable law or regulation now or subsequently in effect under which the availability or amount of benefits or contributions is related to level of compensation. It is specifically agreed by the parties that any benefits that Employee may receive or derive from this Agreement will not be considered as salary for calculating any severance payment that may be payable to Employee in the event of a termination of his or her employment.

5.7.    Remedies.

(a)    The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have at law or in equity.

(b)    Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

5.8.    Waivers and Amendments. The respective rights and obligations of Orbitz and Employee under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) by such respective party. This Agreement may be amended only with the written consent of a duly authorized representative of Orbitz and Employee.

5.9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

5.10.    CONSENT TO JURISDICTION.

(a)    EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN THE STATE OF ILLINOIS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD. EACH

CEO VERSION

PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 5.10 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(b)    EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 5.14 OF THIS AGREEMENT.

5.11.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

5.12.    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

5.13.    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto.

5.14.    Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section 5.14), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service and mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to Orbitz, addressed to:

Orbitz Worldwide, Inc.
Legal Department
500 W. Madison Street
Chicago, Illinois 60661
Attention: General Counsel
Fax: (312) 894-4856

CEO VERSION

If to Employee, to the address set forth on the signature page of this Agreement or at the current address listed in the Company’s records. Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

5.15.    No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.

5.16.    Incorporation of Plan and Employment Agreement; Acknowledgment. The Plan and Employment Agreement are hereby incorporated herein by reference and made a part hereof, and the PSUs and this Agreement are subject to all terms and conditions of the Plan and the Employment Agreement. In the event of any inconsistency between the Plan or the Employment Agreement and this Agreement, the provisions of the Plan or Employment Agreement shall govern. By signing this Agreement, Employee acknowledges having received and read a copy of the Plan.

5.17.    Consent. In the course of Employee’s employment with the Company, the Company may obtain or have access to certain information about Employee and Employee’s employment with the Company, such as information about Employee’s job, appraisals, performance, health, compensation, benefits, training, absence, education, contact details, disabilities, social security number (or equivalent) and information obtained from references or background checks (collectively, “Personal Information”). The Company will use Personal Information in connection with Employee’s employment with the Company, to provide Employee with health and other benefits, and in order to fulfill its legal and regulatory obligations. Due to the global nature of the Company’s business and the need to centralize the Company’s information and technology storage systems, the Company may transfer, use or store Employee’s Personal Information in a country or continent outside the country where Employee works or lives, and may also transfer Employee’s Personal Information to its other group companies, to its insurers and service providers as necessary or appropriate, and to any party that it merges with or which purchases all or a substantial portion of its assets, shares, or business (any of which may also be located outside the country or continent where Employee works or lives). The Company may also disclose Employee’s Personal Information when it is legally required to do so or to governmental, fiscal or regulatory authorities (for example, to tax authorities in order to calculate Employee’s appropriate taxation, compensation or salary payments). The Company may disclose Personal Information as noted above, including to any of the third parties and for any of the reasons listed above, without further notice to Employee. By

CEO VERSION

signing below, Employee consents to the Company collecting, retaining, disclosing and using Personal Information as outlined above, and to transfer such information internationally and/or to third parties for these purposes.

5.18.    Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts; Facsimile.

(a)    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(b)    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(c)    The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

(d)    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

(e)    Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

IN WITNESS WHEREOF, Orbitz and Employee have executed this Agreement as of the day and year first written above.

ORBITZ WORLDWIDE, INC.

By:
Name:
Title:

EMPLOYEE:

Name: [EMPLOYEE NAME]
Number of PSUs: [# PSU’s]

CEO VERSION

Exhibit A - 2007 Equity and Incentive Plan
(Distributed Separately)

CEO VERSION

Exhibit B - General Release
(Distributed Separately)